                                                                   EXHIBIT (a)15

[BROADCOM(R) LOGO]                             2003 OPTION EXCHANGE TENDER OFFER
                         SHAREHOLDER SERVICES        INDIVIDUAL SUMMARY
                          PHONE: 949-926-6400

     JANE EMPLOYEE
     16215 Alton Parkway
     Irvine, CA 92618 USA                            EMPLOYEE ID         100002
                                                     BADGE ID            000002

TRANSMITTAL INFORMATION

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                       GRANT                                           OPTIONS     OPTIONS          OPTIONS                 NEW
GRANT DATE             NUMBER           PLAN       OPTION PRICE      OUTSTANDING    VESTED     YES  UNVESTED     YES      SHARES
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
12/24/2001             C00580            98           $39.75        40,000         3,333     [X]   36,667      [X]      883.7211
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12/24/2001             F06864            98           $39.75         2,438             0     [X]    2,438      [X]        0.0000
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12/24/2001             F06865            98           $39.75         4,062         2,978     [X]    1,084      [X]      789.5954
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12/24/2001             R00604            98           $39.75           750           750     [X]        0      [X]      198.8571
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12/24/2001             R00606            98           $39.75           750           750     [X]        0      [X]      198.8571
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12/24/2001             R00608            98           $39.75           250           250     [X]        0      [X]       66.2857
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12/24/2001             R00610            98           $39.75         2,538           623     [X]    1,915      [X]      165.1840
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12/24/2001             R00611            98           $39.75         5,462         5,376     [X]       86      [X]    1,425.4080
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12/24/2001             RS0054            98           $39.75           898                   [X]    0 898      [X]        0.0000
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12/24/2001             RS0055            98           $39.75         4,502         2,475     [X]    2,027      [X]      656.2286
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


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Tax Information                        Cost basis per share = $18.93                     Total New Shares                4,384.1371
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NEW             10%
SHARES       ADDITIONAL         W-2 INCOME            FEDERAL           STATE      SDI       FICA         MED TAX       TOTAL TAXES
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
4,385            0             $83,008.05            $22,412.17       $7,719.75   $67.02   $2,323.00     $1,203.62       $33,725.56
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


SETTLEMENT INFORMATION

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
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SHARES SOLD      GROSS SALE           TOTAL PROCEEDS        COMMISSION          TOTAL TAXES    NET PROCEEDS
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
   1805          $33,844.11             $33,844.11            $108.30           $33,725.56       $10.25
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


NOTE: SHARES SOLD INCLUDES THE 10% ADDITIONAL SHARES IF APPLICABLE. CONTACT UBS PAINEWEBBER DIRECTLY FOR THE NET PROCEEDS. ALL OPTIONS TENDERED IN THE OFFER
WERE CANCELLED ON MAY 5, 2003.                             TUESDAY, MAY 13, 2003